Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this registration statement on Form S-1/A of our report dated April 15, 2022, relating to the financial statements of VNUE Inc., as of December 31, 2021 and December 31, 2020, and to our report dated February 11, 2022 relating to the financial statements of Stage It Corp. as of December 31, 2020 and 2019,  and to all references to our firm included in this S-1 registration statement.

/s BF Borgers CPA PC
BF Borgers CPA PC

Lakewood, Colorado July 14, 2022